Exhibit 99.1

EX-99.1 PRESS RELEASE

RENTECH, INC.

For Immediate Release

February 9, 2005

Rentech, Inc. Reports Fiscal First Quarter 2005 Results

Denver, Colorado: Rentech, Inc. (AMEX: RTK) today announced its financial results for the first quarter ended December 31, 2004. (Note: Rentech’s fiscal year ends September 30.)

Rentech’s revenues were $2,323,731 for the three months ended December 31, 2004 as compared to $1,645,665 for the corresponding quarter in fiscal 2004.

Sales of water-based stains, sealers and coatings by Rentech’s subsidiary OKON, Inc., were $496,428 during the three months ended December 31, 2004. This compares to revenues of $376,837 for the three months ended December 31, 2003, an increase of 32% for the three-month period. The increase in paint revenues over the three months ended December 31, 2004 reflects OKON’s continued marketing efforts in its primary distribution markets that it has been expanding over the past two years.

Petroleum Mud Logging Inc. (PML), the Company’s wholly owned oil and gas field services company, experienced a record quarter. Revenues in the amount of $1,450,033 were derived from contracts for oil and gas field services for the three months ended December 31, 2004. Oil and gas field service revenues for the three months ended December 31, 2004 increased by $371,446, or 34%, from the service revenues of $1,078,587 for the three months ended December 31, 2003. The increase in oil and gas field services revenue was due to an increase in demand for mud logging services as drilling for new natural gas wells has continued to increase in PML’s service market. A higher percentage of PML’s 38 mud logging vehicles were under contract in the field for the three months ended December 31, 2004 as compared to the three months ended December 31, 2003, and PML was also able to increase its billing rates for services as demand increased.

REN Corporation, the Company’s 56% owned manufacturer of complex microprocessor controlled industrial automation systems, provided service revenues in the amount of $57,578 during the three months ended December 31, 2004 and $122,510 during the three months ended December 31, 2003. The decrease of $64,932, or 53%, during the three months ended December 31, 2004 was due to a decrease in work orders for new equipment as well as in work completed under test stand servicing arrangements. REN has reduced its operating costs during the first fiscal quarter of 2005. REN has submitted proposals for new work with several former and new customers for development of new test equipment. Whether new contracts will be received, and the timing and amount of revenues they would generate, is uncertain. If new revenues are not developed from pending proposals, REN may not be able to continue its manufacturing operations. If REN were to discontinue its manufacturing operations, Rentech believes it would have to recognize an impairment of its investment. The Company estimates its exit costs, termination charges and related liabilities would be at least $50,000.

Rentech’s core gas-to-liquids technology segment provided service revenues of $290,052, including revenue earned for technical services provided to certain customers related to the Rentech Process technology during the three months ended December 31, 2004 as compared to $39,867 during the three months ended December 31, 2003. The increase in these revenues reflects more contracts related to several new potential projects being considered by others who would license our Rentech Process. During the three months ended December 31, 2004, the Company recognized revenue of $132,068, or 46% of total technical services revenue, from its technical services agreement with Wyoming Business Council. These services began in May 2004.

The Company realized a net loss applicable to its common shares of $0.025 for the first fiscal quarter of 2005 on losses of $2,251,565 versus a loss per share of $0.024 on losses of $1,917,643 for the same period in fiscal 2004. The loss for the three months ended December 31, 2004 included $487,134 of non-cash interest expense due to the amortization of debt issuance costs related to a line of credit and bridge loans entered into by the Company during the last quarter of fiscal year 2004 and the first quarter of fiscal year 2005. The proceeds from the transactions were used for working capital and to fund the associated costs of the acquisition related to the purchase of Royster-Clark Nitrogen, Inc.

Rentech also disclosed that it granted shares of common stock during calendar year 2004 to Claude C. Corkadel, its Vice President - Strategic Programs. The grants, which were additional compensation to Mr. Corkadel and an inducement for him to accept employment with Rentech, were made monthly during 2004 and ended in December 2004. After each month of employment during 2004, 2,193 shares were earned by Mr. Corkadel, for a total of 26,316 shares. The arrangement was approved by the Company’s Compensation Committee and independent directors.

Commenting on the first quarter results, Dennis L. Yakobson, president and CEO of Rentech, stated: “The first quarter of fiscal 2005 reflected the expectations of management as we fine tune our subsidiary businesses. We continue to forecast strong growth from PML as well as steady performance from OKON. REN continues to struggle in its efforts to secure contracts, but the Company has made a significant effort in reducing its overhead.

“Rentech’s first quarter gas-to-liquids/coal-to-liquids efforts were focused on our feasibility work with the State of Wyoming and a study funded through the Wyoming Business Council for a 10,000 barrel per day coal-to-liquids plant. In addition, the Company has placed extensive efforts into its business plan to acquire Royster-Clark Nitrogen, Inc. and its East Dubuque nitrogen fertilizer facility. Coal-to-Liquids and associated clean coal technologies, applied to poly-generation of fuels, chemicals and power, is gaining momentum as a technology platform for the clean and responsible use of domestic coal as an energy source and fits well into the overall Rentech business strategy.”

RENTECH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited First Fiscal Quarter 2005)

	Three Months Ended December 31
	2004	2003
Total Revenues	$2,323,731	$1,645,665
Total Cost Of Sales	1,746,386	1,134,176

Gross Profit	$577,345	$511,489
Total Operating Expenses	1,970,784	2,119,415

Loss From Operations	$(1,393,439)	$(1,607,926)
Other Income (Expenses)	(858,126)	(401,617)

Minority Interest in Subsidiary’s Net Loss	$0	$91,900
Net Loss Applicable to Common Stockholders	$(2,251,565)	$(1,917,643)

Basic and Diluted Weighted-Average Number of Common Shares Outstanding	90,027,009	80,522,553

Basic and Diluted Loss per Common Share	$(0.025)	$(0.024)

Rentech, Inc., incorporated in 1981, is the developer and licensor of a patented and proprietary Fischer-Tropsch gas-to-liquids process for conversion of synthesis gas made from natural gas, industrial off-gas, or solid or liquid carbon-bearing materials into high-value fuels and chemicals. These include clean burning, ultra-low-sulfur and ultra-low-aromatic fuels (beyond detectable limits), naphtha, waxes and fuel for fuel cells.

Statements made in this report and the information incorporated by reference into this report that are not historical factual statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. This section is included for purposes of complying with those safe harbor provisions. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of Rentech and its officers and can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. In addition, we, through our senior management, from time to time make forward-looking oral and written public statements concerning our expected future operations and other developments. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from expectations. Factors that could affect Rentech’s results include the availability of financing for the project, the decision of others as to proceeding with the project, the timing of various phases of the project, and the entry into definitive agreements with others related to the project. Any forward-looking statements, whether made in this report or elsewhere, should be considered in context with the risk factors discussed or incorporated by reference in this report and the various disclosures made by us about our businesses in our various public reports.

For more information please contact: Mark Koenig, Director of Investor Relations, Rentech, Inc. at 303-298-8008 or E-mail at mkir@rentk.com, or see the Company’s web site at: www.rentechinc.com